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                                                                   Exhibit 10.28


Confidential Disclosure Agreement

Customer: Embedded Support Tools                            Agreement No.: V5807
          120 Royal Street
          Canton, MA 02021

This Agreement will provide protection for Information to be exchanged between us which we do not wish to become public ("Information") while maintaining our ability to conduct our respective business activities. Each of us agrees that the following terms shall apply when one of us ("Discloser") discloses Information to the other ("Recipient") under this Agreement.

1. Disclosure. Each time one of us wishes to disclose specific Information to the other, or wishes to engage in multiple disclosures relating to a specific subject matter, Discloser will issue a supplement to this Agreement ("Supplement") before disclosure. The Supplement will contain initial and final disclosure dates, a non-confidential description of the Information to be disclosed and any additional or different terms and conditions. The Supplement must be signed by the Discloser and the Recipient.

Information may be disclosed by: (i) presentation; (ii) delivery; (iii) authorized access such as to a data base; or (iv) any other express means. Information must be identified as confidential at the time of disclosure, and all materials containing Information must have a restrictive marking. The Discloser shall not disclose any Information not described in a signed Supplement or which Discloser does not have the right to disclose to the Recipient.

Disclosure may take place through the Discloser or its Related Companies. A Related Company is any corporation, company, or other entity which: (i) is Controlled by a party hereto, (ii) Controls a party hereto; or (iii) is under common Control with a party hereto. For this purpose, "Control" means that more than fifty percent (50%) of the controlled entity's shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity. An entity is considered to be a Related Company only so long as such ownership or control exists.

2. Protection. For two (2) years after the date of disclosure, the Recipient will use the same care and discretion to avoid disclosure of the Discloser's Information as the Recipient uses with its own similar Information which it does not wish to disclose. Subject to this obligation, the Recipient may use Discloser's Information for any purpose.

3. Exceptions. The Recipient may disclose Discloser's Information to: (i) its employees and contractors, and employees and contractors of its Related Companies, who have a need to know, and (ii) any other party with the Discloser's prior written consent. Upon request of the Recipient, the Discloser may make disclosures directly to such parties on behalf of the Recipient. Prior to any such disclosure or such request by Recipient, the Recipient must have an appropriate agreement with any such party sufficient to require the party to treat Information in accordance with this Agreement. The Recipient may disclose Information to the extent required by law, but
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must give the Discloser reasonable prior notice to allow the Discloser an opportunity to obtain a protective order.

Notwithstanding the foregoing, no obligation shall apply to Information that is:
(i) already rightfully the Recipient's possession or rightfully received by the Recipient without a nondisclosure obligation; (ii) developed independently by the Recipient; (iii) publicly available when received, or thereafter becomes publicly available through no fault of the Recipient; (iv) disclosed by the Discloser without a signed Supplement as required by Section 1; (v) disclosed by the Discloser to a third party without a nondisclosure obligation; or (vi) inherently disclosed by the Recipient in the use, distribution or marketing of any product or service.

4.   Disclaimers. THE DISCLOSER PROVIDES INFORMATION SOLELY ON AN "AS IS"
BASIS.

Neither this Agreement, nor any disclosure of Information hereunder, in any way:
(i) grants to either of us any right or license under an copyright, patent, mask work or trademark now or hereafter owned or controlled by the other; (ii) obligates either of us to disclose or receive any Information, perform any work, enter into any license, business engagement or other agreement; (iii) limits either of us from developing, manufacturing. or marketing products or services which may be competitive with those of the other; (iv) limits either of us from assigning or reassigning its employees in any way; (v) creates any joint relationship or authorizes either of us to act or speak on behalf of the other; or (vi) limits either of us from entering into any business relationship with any other parties.

5. General. Neither of us may assign or otherwise transfer our rights or delegate our duties or obligations under this Agreement without the prior written consent of the other. Any attempt to do so will be void.

The Recipient must comply with all applicable United States and foreign export laws and regulations.

Only a written agreement signed by both or us can modify this Agreement.

Either of us may terminate this Agreement by providing one month's written notice to the other. Any provisions of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled and apply to our respective successors and authorized assigns.

If there is a conflict between the terms of this Agreement and a Supplement, those of the Supplement will prevail.

This Agreement will be governed by the substantive law of the State of New York.

Discloser and Recipient may communicate with each other by facsimile and such communication is acceptable as a writing. The autographs of representatives of Discloser and Recipient, as

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received by facsimile machine, shall constitute "original" signatures. Any reproduction of this Agreement by reliable means will be considered an original of this Agreement.

This Agreement, including any Supplements, is the complete and exclusive agreement regarding our disclosures hereunder.

Agreed To:                                        Agreed To:

International Business Machines Corporation       Embedded Support Tools
1000 River Street                                 120 Royal Street
Bldg 965-3J, Dept HRQD, M&S Contracts             Canton, MA  02021
Administration
Essex Junction Vermont 05452-4299                 Peter Dawson, President
FAX: (902) 769-3988
Kathleen S. Ginn
Director of PowerPC


/s/ Kathleen S. Ginn                              /s/ Peter Dawson
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    May 9, 1999                                       April 22, 1999
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                       Confidential Disclosure Agreement
                           Supplement for Disclosure


Customer:  Embedded Support Tools            Referenced Agreement No.: V5807
           120 Royal Street
           Canton, MA 02021


With respect to the Information identified below, the terms and conditions in the referenced Agreement, as modified by any terms and conditions identified below, shall apply to disclosures hereunder:

Discloser:  XIBM    - Embedded Support Tools

Initial Disclosure Date: April 19, 1999   Final Disclosure Date: April 18, 2001

Non-confidential description of information to be disclosed:

From IBM: IBM RISCWatch Drivers' Source Code.

From Embedded Support Tools: None. at this time.

Additional or different terms and conditions (if any):

This Supplement and the referenced Agreement are the complete and exclusive agreement regarding disclosures hereunder.

Agreed To:                                        Agreed To:

International Business Machines Corporation       Embedded Support Tools
1000 River Street                                 120 Royal Street
Bldg 965-3J, Dept HRQD, M&S Contracts             Canton, MA 02021
Administration
Essex Junction Vermont 05452-4299                 Peter Dawson, President
FAX: (902) 769-3988
Kathleen S. Ginn
Director of PowerPC


/s/ Kathleen S. Ginn                              /s/ Peter Dawson
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Signature                                         Signature

    May 9, 1999                                       April 22, 1999
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Date (month spelled out)                          Date (month spelled out)

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